Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Costco Wholesale Corporation:

We consent to the use of our reports dated October 24, 2007 with respect to the consolidated balance sheets of Costco Wholesale Corporation as of September 2, 2007 and September 3, 2006, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for the 52-week period ended September 2, 2007, the 53-week period ended September 3, 2006 and the 52-week period ended August 28, 2005, and the effectiveness of internal control over financial reporting as of September 2, 2007, incorporated herein by reference.

Our report on the consolidated financial statements refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements, effective August 29, 2005, the beginning of the Company’s fiscal year ended September 3, 2006.

/s/ KPMG LLP

Seattle, Washington

March 28, 2008

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